Exhibit 99.2

Bonanza Creek Energy, Inc. Announces Pricing of Public Offering of Common Stock

DENVER, February 3, 2015 - Bonanza Creek Energy, Inc. (NYSE: BCEI) (the “Company”) announced today the pricing of an underwritten public offering of 7,000,000 shares of its common stock. The underwriters intend to offer the shares from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The total gross proceeds of the offering (before underwriters’ discounts and commissions and estimated offering expenses) will be approximately $182 million. The underwriters have an option to purchase up to an additional 1,050,000 shares of common stock from the Company.

The Company intends to use a portion of the net proceeds from the offering to repay all of the outstanding borrowings under its revolving credit facility and will use the remainder for general corporate purposes, which may include funding its drilling and development program and other capital expenditures.

The offering is expected to close on February 6, 2015, subject to customary closing conditions.

Credit Suisse Securities (USA) LLC is acting as sole book-running manager for the offering. Copies of the prospectus supplement for the offering may be obtained on the website of the Securities and Exchange Commission (“SEC”), www.sec.gov, or by contacting Credit Suisse Securities (USA) LLC, Prospectus Department (1-800-221-1037), One Madison Avenue, New York, New York 10010.

The common stock will be issued and sold pursuant to an effective shelf registration statement on Form S-3 previously filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of these securities may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

About Bonanza Creek Energy, Inc.

Bonanza Creek Energy, Inc. is an independent oil and natural gas company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. The Company’s assets and operations are concentrated primarily in the Rocky Mountains in the Wattenberg Field, focused on the Niobrara oil shale, and in southern Arkansas, focused on the oil-rich Cotton Valley sands.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. All statements,

other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.

Further information on such assumptions, risks and uncertainties is available in the Company’s SEC filings. The Company refers you to the discussion of risk factors in Part I, Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 28, 2014, and subsequently filed reports. The Company’s SEC filings are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information, please contact:

Mr. Ryan Zorn

Senior Vice President, Finance and Treasurer

(720) 440-6172

Mr. James Masters

Investor Relations Manager

(720) 440-6121